THIRD AMENDMENT TO INDUSTRIAL BUILDING LEASE

THIS THIRD AMENDMENT TO INDUSTRIAL BUILDING LEASE("Amendment") is made and entered into as of the 5th day of December, 2005 by and between JJ Properties, Co, a General Partnership ("Landlord" or "Lessor") and Pools Press, Inc., an Illinois Corporation ("Tenant" or "Lessee").

WHEREAS,on April 11, 1991, Lessee and then Lesssor, High Tech Partners, an Illinois Limited Partnership ("High Tech") executed an Industrial Building Lease. ("Lease") for the west one-half (13,000 square feet including that part of the dock well covered by the roof) of the property commonly known as 3455-3501 Commercial Avenue, Northbrook, Illinois ("Premises") for the term of June 1, 1991 through May 31, 1996 ("Term"); and

WHEREAS, Lessee and high Tech have heretofore amended the Lease by First and Second Amendment thereto; and

WHEREAS, High Tech, on March 12, 2003 assigned the Lease to North Star Realty Services, LLC as beneficiary of MB Financial Bank, N.A., as Trustee u/t/a dated February 27, 2003 a/k/a Trust No. 3203 (the "Trust"), and

WHEREAS, JJ Properties Co. is the current beneficiary of the Trust and consequently the current Lessor hereunder; and

WHEREAS, the parties desire to amend the Lease by amending the rental terms for the renewal period of June 1, 2006 through May 31, 2011, and to grant Lessee an option to renew the Lease for the five-year term of June 1, 2011 through 2016, on the terms and conditions set forth hereinafter.

NOW THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Lessor and Lessee hereby agree as follows:

1.	The term of the Lease is hereby extended for an additional five-year period commencing June 1, 2006 through May 31, 2011.

2.	The base rent to be paid by Lessee to Lessor during the term commencing June 1, 2006 through May 31, 2011 shall be as follows:

June 1, 2006 through and including May 31, 2009 - $7,446.00 per month,
June 1, 2009 through and including May 31, 2010 - $7,750.00 per month.
Junel, 2010 through and including May 31, 2011 - $8,000.00 per month.

3.	Paragraph 57 of the Lease is deleted in its entirety.

4.	Paragraphs 31, 32 and 35 of the Lease shall be deleted in their entirety as inapplicable.

5.	Paragraph 47 shall be deleted in it$ entirety.

6.	Paragraph 48 shall be deleted in its entirety,

7.	Paragraph 54 (A) through (D) shall be deleted in their entirety,

8.	Add the following Paragraph:

58.	Lessor hereby grants Lessee the option to terminate Lease prior to the end of its term conditioned upon the following:

A.	Intent of Termination of Lease must be delivered in writing to Lessor not less than nine (9) months prior to the requested termination date; and

B.
The option to terminate shall expire in the event that Pool Press Inc. is sold in whole or in part, is merged into a new or different entity, and/or Val Sampson or a direct descendant of Val Sampson is not the majority owner of the legal and beneficial interest of the company on the date that the notice of termination is served upon Lessor.

9.
In the event of a conflict between the terms and conditions of the Lease and this Third Amendment to Industrial Building Lease, the provisions of this Third Amendment to Industrial Building Lease shall prevail.

10.
Except as amended hereby and except to the extent provisions in the Lease relate to conditions which have already been satisfied or which expire by their terms, the parties agree that the provisions of the Lease shall be and remain in full force and. effect.

11.
Lessor and Lessee hereby represent and warrant that such party has full and complete authority to execute this Amendment and the other documents executed in connection herewith and to perform the obligations of such party under such documents.

12.	Capitalized terms used and not defined herein have the meanings given such terms in the Lease.

This Agreement is executed as of the dated first above written by and between the parties hereto.

Lessee:		Lessor:

POOLS PRESS, INC., an Illinoiscorporation		JJ PROPERTIES, CO., a General Partnership

By:	/s/ Val Sampson	By:	/s/ Gerald D. Blumberg

Name:	Val Sampson	Name:	Gerald D. Blumberg

Title:	President	Title:	Partner

INDUSTRIAL BUILDING LEASE

DATE OF LEASE	TERM OF LEASE		MONTHLY RENT
	BEGINNING	ENDING
April 11, 1991	June 1, 1991	May 31, 1996	See Rider
Location of Premises:
The west one-half (13,000 square feet including that part of the dock well covered by the roof) of the property commonly known as 3455-3501 Commercial Avenue, Northbrook, IL 60062
Purpose:
Office and warehouse

	LESSEE		LESSOR
NAME	POOLS PRESS, INC.	NAME AND		HIGH TECH PARTNERS, an Illinois
ADDRESS	3501 Commercial	BUSINESS		Limited Partnership as Beneficiary of Glenview State Bank
	Northbrook, IL 60062	ADDRESS		T/U/T #961 333 Corporate Woods Parkway Vernon Hills, IL 60061

In consideration of the mutual covenants and agreements herein stated, Leasor hereby leases to Lessee and Lessee hereby leases from Lessor solely for the above purpose the premises designated above (the “Premises”), together with the appurtenances thereto, for the above Term.  The entire property of which the premises are a part is hereinafter referred to as the “Property”.

RENT

1.            Lessee shall pay Lessor of Lessor’s agent as rent for the Premises the sum stated above, monthly in advance, until termination of this lease, at Lessor’s address stated above or such other address as Lessor may designate in writing.

CONDITION AND UPKEEP OF PREMISES

2.            Lessee has examined and knows the condition of the Premises and has received the same in good order and repair, and acknowledges that no representations as to the condition and repair thereof have been made by Lessor, or his agent, prior to or at the execution of this lease that are not herein expressed; Lessee will keep the Premises including all appurtenances, in good repair, replacing all broken glass with glass of the same size and quality as that broken, and will replace all damaged plumbing fixtures with others of equal quality, and will keep the Premises in a clean and healthful condition according to the applicable municipal ordinances and the direction of the proper public officers during the term of this lease at Lessee’s expense, and upon the termination of this lease, in any way, will yield up the Premises to Lessor, in good condition and repair, loss by fire and ordinary wear excepted, and will deliver the keys therefore at the place of payment of said rent.

LESSEE NOT TO MUSUSE; SUBLET; ASSIGNMENT

3.            Lessee will not allow the Premises to be used for any purpose that will increase the rate of insurance thereon, nor for any purpose other than that hereinbefore specified, and will not load floors with machinery of goods beyond the floor load rating prescribed by applicable municipal ordinances, and will not allow the Premises to be occupied in whole, or in part, by any other person, and will not sublet the same or any part thereof, not assign this lease without in each case the written consent of the Lessor first had, and Lessee will not permit any transfer by operation of law of the interest in the Premises acquired through this lease, and will not permit the Premises to be used for any unlawful purpose, or for any purpose that will injure the reputation of the building or increase the fire hazard of the building, or disturb the tenants or the neighborhood, and will not permit the same to remain vacant or unoccupied for more than ten consecutive days; and will not allow any signs, cards or placards to be posted, or placed thereon, not permit any alteration of or addition to any part of the Premises, except by written consent of Lessor; all alterations and additions to the Premises shall remain for the benefit of Lessor unless otherwise provided in the consent aforesaid.

MECHANIC’S LIEN

4.            Lessee will not permit any mechanic's lien or liens to be placed upon the Premises or any building or improvement thereon during the term hereof, and in case of the filing or such lien Lessee will promptly pay same. If default in payment thereof shall continue for thirty (30) days after written notice thereof From Lessor to the Lessee, the Lessor shall have the right and privilege at Lessor's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition of bill therefor. See Paragraph 23 ofRider

INDEMNITY FOR ACCIDENTS

See Paragraph 43 of Rider.

NON-LIABILITY OF LESSOR

6.            Except as provided by Illinois statute, Lessor shall not be liable for any damage occasioned by failure to keep the Premises in repair, nor for any damage done or occasioned by or from plumbing, gas, water, sprinkler, steam or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about Premises or any building or improvement thereon nor or any damage occasioned by water, snow or ice being upon or coming through the roof, skylights, trapdoor or otherwise, nor for any damages arising from acts or neglect of any owners or occupants of adjacent or contiguous property.
See Paragraph 50 of the Rider

7.            Lessee will pay, in addition to the rent above specified, all water rents, gas and electric light and power bills taxed, levied or charged on the Premises, for and during the time for which this lease is granted, and in case said water rents and bills for gas, electric light and power shall not be paid when due.  Lessor shall have the right to pay the same, which amounts so paid, together with any sums paid by Lessor to keep the Premises in a clean and healthy condition as above specified, are declared to be so much additional rent and payable with the installment of rent next due thereafter.

KEEP PREMISES IN REPAIR

8.            Lessor shall not be obliged to incur any expense for repairing any improvement upon said demised premises or connected therewith, and the Lessee at his own expense will keep all improvements in good repair (injury by fire, or other causes beyond Lesse's control excepted) as well as in a good tenantable and whole as well as lawful requirements of all competent authorities in that behalf.  Lessee will, as far as possible, keep said improvements from deterioration due to ordinary wear and from falling temporarily out of repair.  If Lesee does not make repairs as required hereunder promptly and adequately, Lessor may but not need make such repairs and pay the costs thereof, and such costs shall be so much additional rent immediately due from and payable by Lessee.  Notwithstanding anything set forth in thisParagraph, Lessor shall be responsible for those items referred to in Paragraph 46 below

ACCESS TO PREMISES

9.            Lessee will allow Lessor free access to the Premises for the purpose of examining of exhibiting the same, or to make any needful repairs, or alterations thereof which Lessor may see fit to make and will allow to have placed upon the Premises at all times notice of "For Sale" and "To Rent, and will not interfere with the same.  See Paragraph 45 of Rider

ABANDONMENT AND RELETTING

10.            If Lessee shall abandon or vacate the Premises, or if Lessee's right to occupy the Premises be terminated by Lessor by reason of Lessee's breach of any of the covenants herein, the same may be re-let by Lessor for such rent and upon such terms as Lessor may deem fit, subject to Illinois statute; and if a sufficient sum shall not thus be realized monthly, after paying the expenses of such re-letting and collecting to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiency monthly during (the remaining period of this lease.  Lessor shall use its best efforts to re-let the demised premises.

HOLDING OVER

11.            Lessee will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Lessor, and failing so to do, will pay as liquidated damages, for the whole time such possession is with held, the sum of Four Hundred Dollars ($400.00) per day; but the provisions of this clause shall not be held as a waiver by Lessor of any right of re-entry as hereinafter set forth; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this lease and the term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

EXTRA FIRE HAZARD

12.            There shall not be allowed, kept, or used on the Premises any inflammable or explosive liquids or materials save such as may be necessary for use in the business of the Lessee, and in such case, any such substances shall be delivered and stored in amount, and used, in accordance with the rules of the applicable Board of Underwriters and statutes and ordinances now or hereafter in force.

DEFAULT BY LESEE

13.            If default be made in the payment of the above rent, or any part thereof, or in any of the covenants herein contained to be kept by the Lessee, Lessor may at any time thereafter at his election declare said term ended and reenter the Premises or any part thereof, with or (to the extent permitted by law) without notice or process of law, and remove Lessee or any persons occupying the same, without prejudice to any remedies which might otherwise be used for arrears of rent, and Lessor snail have at all times the right to distrain for rent due, and shall have a valid and first lien upon all personal property which Lessee now owns, or may hereafter acquire or have an interest in, which is by law subject to such distraint, as security for payment of the rent herein reserved,

NO RENT DEDUCTION OR SET OFF

14.            Lessee's covenant to pay rent is and shall be independent of each and every other covenant of this lease, Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for rent in any action.

RENT AFTER NOTICE OR SUIT

15.            It is further agreed, by the parties hereto, that after the service of notice, or the commencement of a suit or after final judgment for possession of the Premises, Lessor may receive and collect any rent due, and the payment of saidrent shall not waive or affect said notice, said suit, of said judgment.

PAYMENTS OF COSTS

16.            The party at fault will pay and discharge all reasonable costs, attorney's fees and expenses that shall be made and incurred by the other in enforcing by litigation the covenants and agreements of this lease.

RIGHTS CUMULATIVE

17.            The rights and remedies of the parties under this lease are cumulative. The exercise or use of any one or more thereof shall not bar either from exercise or use of any other right or remedy provided herein or otherwise provided by law, nor shall exercise nor use of any right remedy either waive any other right or remedy.

SUBORDINATION

19.            This lease is subordinate to all mortgages which may now or hereafter affect the Premises.

PLURAL - SUCCESSORS

20.            The words "Lessor" and "Lessee" wherever herein occurring and used shall be construed to mean "Lessors" and "Lessees" in case more than one person constitutes either party to this lease; and all the covenant and agreements contained shall be binding upon, and inure to, their respective successors, heirs, executors, administrators and assigns and may be exercised by his or their attorney or agent.

SEVERABILITY

21.            Wherever possible each provision of this lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of the remaining provisions of this lease.

RIDER

THIS RIDER is attached to and thereby made a part of that Lease dated the 11th day of April, 1991, by and between Pools Press, Inc., as Lessee. And High Tech Partners, an Illinois Limited Partnership, as Beneficiary of Glenview State Bank T/U/T #961, as Lessor. The parties thereto hereby further agree as follows:

22. On the date hereof, the Lessee shall deliver to the Lessor the sum of Eight Thousand Two Hundred Ninety-Eight and No/100 Dollars ($8,298.00) to be held by the Lessor as and for a security deposit pursuant to the security deposit shall be returned to the Lessee by the Lessor upon the vacation of the premises by the Lessee or upon the closing of the purchase of the Property by the Lessee, in full compliance with the provisions and terms hereof without default by the Lessee. In the event of any default by the Lessee or its failure to perform any of the terms and provisions hereof, the Lessee shall have the right to apply any or all of said security deposit to any damages suffered by the Lessor by reason of the actions of the Lessee, and to demand and receive immediate replacement from Lessee of the amount so applied. The only interest or other incremental earnings Lessee shall be entitled to by reason of the possession by the Lessor of said security deposit shall be credit, to be applied to the rent due for each month of May during the term hereof, in an amount equal to one-half (1/2) of the total portion of the interest actually earned by Lessor on said security deposit for the period since the last such credit. Lessor shall not be responsible to pay any such interest share in cash or as a credit toward the rental for any other month. Provided, however, if at the time of the termination of this Lease pursuant to any of the provisions herof or the purchase of the Property by the Lessee, any of the Lessee’s said share of the interest has not been credited toward a May rental, as set forth above, said uncredited interest amount shall be deemed part of the said security deposit and shall be disbursed in accordance with the provisions of this Lease.

23. In addition to the provisions set forth in paragraph 4 of the form portion of the Lease, Lessee will not allow, permit, or cause any liens or encumbrances of any nature, to be placed upon the premises. In the event the Lessee does so allow, permit, or cause any such lien or encumbrance to be placed upon the premises in violation hereof, Lessor shall have the same rights pertaining thereto as are set forth in said Paragraph 4. So Notwithstanding anything set forth in this Paragraph or in Paragraph 4 above to the contrary, Lessee’s failure to satisfy any such lien within thirty (30) days after written notice thereof  from Lessor to Lessee shall not be considered a default hereof if, within said thirty (30) day period, Lessee delivers to Lessor either; (A) a bond issued by a written commitment from a title insurance company reasonably acceptable to Lessor insuring Lessor against any loss or damage as a result of said lien.

24. A. If, at any time during the term hereof, thirty-three percent (33%) or more of the premises shall be taken by or pursuant to governmental authority or through exercise of the right of condemnation or eminent domain, or if thirty-three percent (33%) or more of the improvements located upon the premises are so damaged by fire or other casualty so as to render, in the sole reasonable judgment and discretion of Lessor, no portion thereof tenantable, effective the date of said taking or casualty this lease shall terminate without further liability or obligation by either party hereto to the other. Lessee shall have a right to payment or award for damages to its leasehold interest caused by such taking or casualty, provided the claim for same is made separately and shall in no way delay any payment, award or settlement for Lessor’s damage.

    B. If, at any time during the term hereof, less than thirty-three percent (33%) of the premises are taken by or pursuant to governmental authority or through exercise of the right of condemnation or eminent domain, or are damaged by fire other casualty, and provided any necessary repairs or restoration can reasonably be completed within six (6) months from the date of such taking or casualty Lessor, at its sole reasonable discretion, to be exercised by written notice to Lessee within thirty (30) days after the date of such taking or casualty, shall elect whether to repair and restore the premises or not. If Lessor elects to repair and restore the premises, Lessor shall complete same as soon as reasonably possible and this lease shall remain in full force and effect without abatement of rent. If Lessor elects not to repair and restore the premises, or if such repairs or restoration cannot be reasonably completed within six (6) months this Lease shall terminate as of the date of such election and the rent shall be prorated as of such date.  Whether or not Lessor so elects to repair or restore the premises, Lessee shall have a right to payment or award for damages to its leasehold interest caused by such taking or casualty, provided the claim for same is made separately and shall in no way delay any payment, award or settlement for Lessor’s damage.

25. Lessee agrees to carry and maintain at all times during the term of this Lease comprehensive general liability insurance in which Lessor shall be name as an additional insured with minimum limits of liability in respect of personal injury of $1,000,000.00 for each person and $3,000,000.00 for each occurrence, and as to property damage a broad form policy with minimum limits of $1,000,000.00 for each occurrence. Such policy shall cover the entire demised premises, including any sidewalks, streets and ways adjoining the premises. All insurance policies required by this Paragraph shall be obtained by Lessee at Lessee’s expense and shall be placed with companies satisfactory to Lessor and qualified to do business within the State of Illinois, and Lessee agrees to have included in said policies a waiver of subrogation by the insurance carrier.  Said insurance policies shall provide for at least thirty (30) days written notice to Lessor before cancellation. Copies of certificates of the above policies of insurance shall be delivered to Lessor prior to the date Lessee takes possession of the demised premises.

26. Lessee shall at its sole cost and expense comply with all the requirements of all municipal, state, and federal authorities now in force or which may hereafter be in force, pertaining to the premises. The final judgment of any court, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such ordinances or statutes in the use of the premises shall be conclusive of that fact as between Lessor and Lessee.

27. Lessee shall, at its cost, keep and maintain the premises in good and sanitary order, condition and repair. Lessee shall be fully responsible for, at its cost and expense, and shall perform in a timely manner, any and all maintenance or repairs pertaining to the interior of the premises and the utilities and other systems servicing same, whether located within the premises or within the walls of the premises, including, but not limited to, the electric, water, gas, air conditioning and heating, ventilating and air conditioning systems and equipment, except as provided in Paragraph 36 below. If Lessee does not make repairs as required hereunder promptly and adequately, Lessor may, but need not, after notice to Lessee pursuant to Paragraph 46 below, make such repairs and pay the costs thereof and such costs shall be so much additional rent immediately due from and payable by Lessee to Lessor.

28. If the usage of the premises by the Lessee causes, directly or indirectly, any increase in the premium paid by the Lessor for the fire and extended coverage insurance policy maintained by the Lessor pertaining to the entire property of which the premises is a part thereof, the Lessee shall immediately upon receipt of such written notice thereof from the Lessor, as verified in writing by Lessor's insurance agent or broker, pay to the Lessor the amount of such increase.

     29. In the event of any conflict or contraction by and between the language of this Rider and the language of the form portion of this Lease, the language of this Rider shall control.

30.  The base monthly rental due pursuant hereto during the term hereof shall be as follows:

June 1, 1991 through and including May 31, 1992 - $4,149.17 per month.

June 1, 1992 through and including May 31, 1993 - $4,409.17 per month.

June 1, 1993 through and including May 31, 1994 - $4,690.83 per month.

June 1, 1994 through and including May 31, 1995 - $5,503.35 per month.

June 1, 1995 through and including May 31, 1996 - $5,817.50 per month.

31.            Notwithstanding anything herein to the contrary, so long as Lessee is not in default pursuant to the terms hereof, Lessee shall pay as base rent for the month of June, 1991 the sum of $1,083.00 and shall not be required to pay any base rent for the period from June 1, 1992 through June 30, 1992. This rent concession is granted by Lessor to Lessee in consideration for Lessee's acceptance of the premises in "as is" condition, except as otherwise provided herein. However, during said periods Lessee shall still be obligated to pay those additional amounts of rent referred to in Paragraph 33 below and to comply with all other terms and provisions hereof, including, but not limited to, Lessee's obligation to maintain and repair the premises pursuant to Paragraph 2, 8, 27 and 38 hereof.

32.            Seventy-five percent (75%)) of the alterations to be made to the demised premises by the Lessee shall be paid promptly when due, out of the escrow of account referred to below, or by Lessee's additional funds if said escrowed amount is not sufficient. Prior to commencement of any of the said alterations: (1) Lessee shall submit to Lessor the plans and specifications pertaining hereto, together with the identification  the contractors to be retained by Lessee to perform such work: and (2) shall deposit in escrow not less than seventy-five percent (75%) of the amount the reasonable cost of said alterations. Said escrow shall be established, at Lessee's option, with either Lessor's attorneys or a title company as Escrowee. If the latter, the cost and expense of said escrow shall be paid solely by Lessee without contribution thereto by Lessor. Payment of the last seventy-five percent (75%) of the actual cost of the said alterations shall be disbursed from said escrow upon presentation by the contractor of properly prepared and properly executed general contractor's sworn statements and waivers of mechanics lien in support thereof. No such work shall commence unless and until Lessee has deposited said amount and Lessor has approved in writing said plans, specifications and contractors. Further, Lessor shall have the right to demand from any and all said contractors evidence of the insurance coverages reasonably required by Lessor to protect Lessor, Lessee and the Property.

33.            In addition to the base rent provided for the Paragraph 30 above, Lessee shall also pay to Lessor, immediately upon demand by Lessor or as hereinafter set forth, fifty percent (50%) of the assessments and annual ad valorem real estate taxes levied against the Property during the term hereof or any extension hereof, fifty percent (50%) of all reasonable premiums incurred by Lessor for fire and extended coverage replacement value insurance on the property, which coverage Lessor will maintain, and fifty percent (50%) of all reasonable costs paid by Lessor for snow removal and landscaping services for the Property. Lessor shall pay prior to the due date thereof all bills for taxes, insurance premiums and other matters referred to above in the Paragraph. Said percentages to other matters referred to above in this Paragraph. Said percentages to be paid by Lessee shall be considered as additional rent due hereunder. Upon the expiration of the term here of or any extension thereof, Lessor shall have the right to retain, out of the security deposit referred to in Paragraph 22 above, an amount reasonably estimated by Lessor, based upon the prior year's tax bill and assessment notices for current or future years, to be sufficient to guarantee payment by the Lessee of the Lessee's portion of any such percentages unbilled as of the date of the termination of said term or any extension thereof.

34            As part of its obligation with regard to the annual ad valorem real estate taxes, as set forth in Paragraph 33 above, Lessee shall deposit with the Lessor each month, commencing June 1, 1991, during the term hereof and any additional term hereof, a sum equal to one-twelfth (1/12) of fifty (50%) percent of the reasonably estimated, by the Lessor, based upon the prior year's tax bill and assessment notices for current or future years, annual ad valorem real estate tax bill for the Property. Prior to the due date thereof, Lessor shall pay said real estate tax bills utilizing the funds deposited in said escrow to satisfy Lessee's share thereof. However, if the amount so deposited in said escrow is not sufficient to satisfy Lessee's share of any such bill, Lessee shall, within ten days after written notice thereof by Lessor to Lessee, immediately pay to Lessor the amount by which Lessee's share of said bill exceeds the amount previously deposited in said escrow by Lessee. Said escrowed amount deposited by Lessee shall be maintained by Lessor in an interest bearing account, earning interest at not less than money market rates, and said interest shall accrue to the benefit of Lessee.

35.            Provided Lessee shall not then be in default of any of the terms and provisions hereof, Lessee shall have the option, to be exercised, if at all, by written notice to Lessor delivered to Lessor not later than December 1, 1995, to extend the term of this lease for an additional five (5) year period commencing June 1, 1996. In the event that Lessee does so elect to extend said term hereof all of the terms and provisions of this lease shall apply to such extended term, except as follows:

a)            The base rent to be paid by Lessee to Lessor during such extended term shall be as follows:

June 1, 1996 through and including May 31, 1997 - $6,077.50 per month.

June 1, 1997 through and including May 31, 1998 - $6,350.99 per month.

June 1, 1998 through and including May 31, 1999 - $6,636.78 per month.

June 1, 1999 through and including May 31, 2000 - $6,935.44 per month.

June 1, 2000 through and including May 31, 2001 - $7,247.53 per month.

b)            On June 1, 1996 Lessee shall deliver to Lessor the sum of: $3,857.00 to be held by Lessor as additional security deposit pursuant to the terms and conditions of Paragraph 22 above.

36.            During the term hereof Lessor shall be responsible, at Lessor's sole cost and expense, for the following:

a)	Maintenance of the roof and exterior of the building of which the demised premises are a portion thereof.

b)	Any repair and maintenance required by the Village of Northbrook, Illinois of the parking lot fence located on the Property.

c)	Any reasonably necessary repair or replacement of the paving in the parking lat and the underground sewer and water pipes located upon the Property.

d)	Any reasonable necessary repair or replacement of the exterior walls of the building of which the demised premises are a portion thereof.

Provided, however, if any such repair, replacement or maintenance is required as a result of the negligence or acts of the Lessee or its agents, servants, employees or invitees, same, and the cost and expense thereof, shall be the responsibility of the Lessee and not the Lessor.

37. Lessor represents and warrants to the Lessee as follows; (a) as of the date of possession of the demised premises by Lessee the heating, ventilating and air conditioning system and all other utility systems servicing the demised premises shall be in proper working order and said heating, ventilating and air conditioning system shall maintain, in the office area of the demised premises, a constant interior temperature in the summertime of 75 degrees when the exterior temperature is at 98 degrees and a constant interior temperature of 70 degrees in the wintertime when the exterior temperature is at 0 degrees; (b) to the best of Lessor's knowledge and belief no violation of any of the applicable ordinances and codes of the Village of Northbrook, Illinois currently exist upon the Property, and if any said violations do occur during the term hereof, or any extension thereof, which are not the result of the negligence or acts of the Lessee or its agents, servants, employees or invitees Lessor shall correct same with all due diligence and at Lessor's expense; and (c) to the best of Lessor's knowledge and belief no violation of any applicable environmental law, statute, ordinance or regulation exists upon the Property.

38, During the term hereof and any extension hereof, Lessee shall maintain in full force and effect, at Lessee's expense, a preventive maintenance contract with a company of Lessee's selection, but subject to the prior written approval of. Lessor, for all of the heating, ventilating and air conditioning equipment and systems located upon the demised premises. Any repair or replacement of any part of the heating, ventilating and air conditioning system which reasonably costs in excess of $1,750.00 per unit per event shall be the responsibility of Lessor unless said repair or replacement is required because of the negligence or action of the Lessee or its agents, servants, employees or invitees, in which case said repair and replacement shall be the responsibility of Lessee at the cost and expense of Lessee, Any such repair or replacement which reasonably costs $1,750.00 per unit per event or less shall be the responsibility of the Lessee.

39.            At all times during the term hereof or any extension of the term hereof Lessee shall have the exclusive right to utilize twenty-four (24) designated parking spaces upon the property of which the demised premises are a portion thereof. Said parking spaces shall be as assigned to Lessee by Lessor, but shall include one-half of the spaces along the east wall of the building of which the demised premises are a portion thereof, which one-half shall include the second three (3) spaces Located on the north east side of the building. Lessee shall have the right, at Lessee's sole cost and expense, to install identification markers for its said parking spaces, provided said markers are approved in writing by Lessor prior to such installation. Provided, however, Lessor shall have no responsibility to enforce Lessee's "exclusive" right to said parking spaces.

40.            At the time Lessee takes possession of the demised premises, Lessor shall take whatever action is reasonably necessary to explain to Lessee the operations of all systems located upon the demised premises and any other special features which are reasonably required for the normal operation of the demised premises.

41.            In the event Lessor applies for and receives a reduction in the assessed valuation of the entire premises in which the demised premises are a portion thereof for the purpose of ad valorem real estate taxes levied during any portion of the term hereof, or any extension thereof, Lessee shall be entitled to fifty (50%) percent of the benefit of the said reduction, but shall immediately upon demand reimburse Lessor for fifty (50%) percent of the expenses of obtaining said reduction, unreasonable appraisal fees or attorneys fees, and, further, such attorneys' fees shall be contingent upon the obtaining of such reduction. Provided, however, if at any time while such reduction is still in effect, neither the Lessee nor its nominee is the lessee of the premises or has purchased the Property, Lessee shall be entitled to a pro-rata refund of any portion of such reimbursement attributable to that period, while such reduction is still in effect, after the Lessee or its nominee have ceased to be the lessee of the premises.

42.            No consents or approvals required by either party hereto pursuant to the terms and provisions hereof shall be unreasonably withheld or delayed.

43.            Each party hereto shall indemnify, defend and hold the other harmless from and against any penalty, damages or charges imposed for any violation of any law or ordinance on the demised premises caused by the negligence, action or omission of it, or its agents, invitees, employees, or successors and, further, shall indemnify, defend and hold the other harmless from and against any and all loss, cost, damage or expense arising out of or as a result of any occurrence on or about the demised premises causing injury to any person or property as a result of the negligence, action or omission of it or its agents, invitees, employees or successors,

44.            The parties represent and warrant each to the other that the only real estate brokers or salespersons who have been involved in this transaction and are entitled to a commission as a result hereof arc Coldwell Banker and Baird & Warner. The commission due to the Lessor's broker, Coldwell Banker, shall be paid by Lessor and any amount due to Baird & Warner shall be paid out of said commission by Coldwell Banker.

45.            Notwithstanding anything set forth in Paragraph 9 above, any "For Sale" sign or "For Rent" sign installed upon the demised premises by Lessor shall be reasonable and shall not interfere with Lessee's business operations upon the demised premises. Further, so long as Lessee shall not be in default pursuant to any terms and provisions hereof, no "For Rent" sign pertaining to the demised premises shall be installed upon, the demised premises by Lessor prior to six (6) months before the scheduled expiration of the term hereof or any extension of the term hereof.

46.            Notwithstanding anything set forth in Paragraph 13 above, no default by Lessee pursuant to the terms and provisions hereof shall be declared by Lessor unless and until Lessor has delivered to Lessee ten (10) days, as to monetary default, or thirty (30) days, as to non-monetary default, prior written notice of its intention to declare said default and Lessee has failed to cure said default within said notice period.

47.            Lessor hereby grants to Lessee the option to purchase the Property at a price and on a closing date as hereinafter set forth:

November 30, 1993 - $1,287,500.00
May 31, 1994 - $1,300,000.00
May 31, 1995 - $1,325,000.00
May 31, 1996 - $1,350,000.00

Such option shall be exercised by Lessee, if at all, by delivering written notice to Lessor of such election to exercise not less than ninety (90) days prior to the closing date, but in no event earlier than one hundred twenty (120) days prior to the closing date. Between the date of the exercise of such option by Lessee and the closing date, this Lease shall remain in full force and effect. Said purchase of the Property by Lessee pursuant to the exercise of this option shall be in accordance with the following terms and provisions:

A.            The conveyance of the property to Lessee shall be subject to any lease, then currently in existence, pertaining to the balance of the property not included within the premises demised pursuant hereto.

B.            At the time that Lessee serves notice upon Lessor of its election to exercise this option, Lessee shall also pay to Lessor the sum of $20,000.00 as part of the earnest money deposit pertaining to said purchase.

C.            As soon as reasonably possible after its receipt of said notice of election to exercise this option, Lessor shall deliver to Lessee a copy of any such other lease.

D.            From the date of its receipt of such other lease, Lessee shall have a period of three (3) working days thereafter to review such other lease and to conduct, at Lessee's sole cost and expense, a mechanical and structural inspection of the entire Property. If, as a result of said review and inspection Lessee elects to cancel its exercise of this option, it shall serve such notice upon Lessor prior to the expiration of said three (3) working day period. In the event Lessee fails to serve such notice of cancellation of said exercise of this option, in shall be considered to have waived its right to do so because of said review and inspection and to have approved such other lease and said inspection results.

E.            If said exercise of this option is not so cancelled by Leasee as a result of said review and inspection, Lessor shall have twenty-one (21) days after the expiration of said three (3) working days period to have performed at Lessee's expense, and to deliver a report to Lessee of, a "Phase I" environmental audit of the Property. If said audit discloses any unpermitted conditions not caused by Lessee and Lessor notifies Lessee that it will, at Lessor's cost and expense, correct same, the exercise of this option shall remain in full force and effect and the transaction shall proceed to closing on the closing date. Lessor shall have a reasonable time, both before and, if necessary, after the closing date, to complete said correction. Provided, however, if this Lessee's proposed mortgagee will not proceed with the closing until said correction is completed, the closing date shall be delayed until such completion and during such delay this Lease shall remain in full force and effect. Provided, further, however, if the unpermitted conditions have been caused by Lessee, Lessor shall have no responsibility therefor and said unpermitted conditions shall not be a cause for Lessee to cancel or delay the closing date.

F.            If Lessor, at the time of delivery to Lessee of the report of said "Phase I" environmental audit, advises Lessee in writing that it will not correct any unpermitted conditions, Lessee shall have a period of seven (7) days after its receipt of said report fails to notify Lessor In writing that it has elected to cancel its exercise of this option. If Lessee, during said seven (7) day period, falls to notify Lessor of its election to so cancel or elects not to cancel said exercise of this option, the purchase of the Property by Lessee shall proceed to closing and Lessee shall accept the Property subject to the conditions disclosed by said "Phase I" environmental audit without any further liability or obligation of the Lessor pertaining thereto,

G.            Unless, as a result of said "Phase I" environmental audit report and the above provisions pertaining thereto, Lessee has elected to cancel its exercise of this option, Lessee shall deliver to Lessor, as an additional earnest money deposit, the additional sum of $20,000.00 on whichever of the following dates is applicable:

1.
If the said "Phase I" environmental audit report discloses no unpermitted conditions, or if Lessor notifies Lessee that Lessor will correct any unpermitted conditions, not less than two (2) days after Lessee's receipt of said report or notice.

2.
If Lessor elects not to correct any such unpermitted conditions, but Lessee fails to notify Lessor of its election to so cancel or elects not to cancel said exercise of this option, not later than the expiration date of the seven (7) day period referred to in subparagraph F above.

H.            In the event that Lessee does so elect to cancel said exercise of this option, pursuant to the provisions of sub-paragraphs D and F above, any earnest money deposit and all interest earned thereon shall be immediately refunded to Lessee, but all subsequent opportunities to exercise this option to purchase the Property as set forth herein shall be also terminated and of no further force and effect.

48.            If, at any time during the term hereof, Lessor receives, from a bonafide third party, an offer to purchase the Property which, Lessor elects to accept, Lessor shall give to Lessee notice thereof in writing. Lessee shall then have seven (7) days after its receipt of such notice within which to elect, by notice to the Lessor in writing, to purchase the Property pursuant to the same terms, conditions and price as are set forth in said bonafide third party offer, except that the purchase price to be paid by Lessee to Lessor shall be $1,262,500.00 if Lessee receives said notice from Lessor of said offer on or before August 31, 1992 and $1,287,500.00 if Lessee receives said notice from Lessor of said offer between September 1, 1992 and November 30, 1993. If Lessee receives said notice from Lessor of said offer after November 30, 1993, the purchase price to be paid by Lessee to Lessor shall be the purchase price set forth in said offer. In the event Lessee does elect to purchase the Property pursuant to said bona fide third party offer, all terms and provisions of Paragraph 47 above shall be null and void and of no further force and effect. If Lessee, subsequent to such notice from Lessor of said bona fide third party offer, fails to so notify Lessor within said seven (7) days of its election to purchase or elects not to purchase the property, Lessor shall be permitted to sell the property pursuant thereto to said bona fide third party Purchaser and, if Lessor does so, and said transaction is closed, the option set forth in Paragraph 47 above shall be rendered null and void and of no further force and effect as of the expiration of said seven (7) day period referred to in this paragraph.

49.            Lessee and its agents, employees and invitees shall not store, use, generate, manufacture, release, dispose, or deposit any Hazardous Substances in or about the premises, unless same is done in full compliance with all applicable statutes, laws, ordinances, regulations, and rules of any applicable governmental body or agency and the policies and requirements of any insurance company insuring the Property or any part thereof. Lessor shall give Lessee prompt written notice of any claim by any person, entity, or governmental agency that a significant release or disposal of Hazardous Substances has occurred on the premises and shall forthwith remove, repair, clean up or detoxify any Hazardous Substances from the premises whether or not such actions are required by law. "Hazardous Substances" are defined as "Any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or other toxic substance, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time." Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings, and costs and expenses, including, but not limited to, reasonable attorneys' fees, arising directly or indirectly from or out of, or in any way connected with, the violation of the provisions of this paragraph by Lessee, including but not limited to (A) any loss of value of the Property as a result of the existence of such Hazardous Substance; (B) claims of third parities including but not limited to governmental agencies, for damages; penalties, response costs, and/or injunctive or other relief, and (C)
costs of removal and restoration, including but not limited to, fees of. attorneys and experts and costs of reporting the existence of any Hazardous Substances to any governmental agency,

50. Notwithstanding anything set forth in Paragraph 6 above to the contrary, Lessee shall not be liable to Lessor for any such damage unless same is caused by the acts, negligence or omission of Lessee or its agents, employees or invitees or by the failure of Lessee to perform in accordance with the terms and provisions hereof.

51. Each individual executing this Agreement on behalf of a party hereto, represents and warrants that he has the full right, potter and authority to do so, is hereby binding, and intends to bind, the party ho represents to the terms and provisions hereof, and shall proceed to cause the said party to do all that which is required of it to perform in accordance with the terms and provisions hereof.

52. Lessee shall be permitted to record a Memorandum of this Lease, provided: (A) same does not disclose any of the financial terms of this Lease or any of options contained herein; (B) said Memorandum is reasonably approved by Lessor; and

(C) said Memorandum is executed prior to recordation by both parties hereto.

53. If at any time during the term hereof, or any extension hereof, the lease currently in effect pertaining to the East 1/2 of the Property is terminated and Lessor receives, from a bona fide third party, an offer to lease the said East 1/2 of the Property which Lessor elects to accept, Lessor shall give Lessee notice thereof in writing.  Lessee shall then have seven (7) days after its receipt of such notice within which to elect, by notice to the Lessor in writing, to lease the said East 1/2 of the Property pursuant to the same terms, conditions and rental as are set forth in said bona fide third party offer. Provided, however, if Lessee elects not to so lease said East 1/2 of the Property, pursuant to said notice from Lessor of said bona fide third party offer, this right of first refusal granted to Lessee pursuant to this Paragraph shall terminate and be of no further force and effect. In such event, Lessor shall have the right to lease the said East 1/2 of the Property to said bona fide third party upon the terms and conditions set forth in said bona fide third party offer, or to lease the said East 1/2 of the Property to any other bona fide third party, whether at that time or at any future time, on the same terms and conditions or on any other terns and conditions.

54. This Lease, and the liabilities and obligations of the parties pursuant hereto, are contingent upon the satisfaction, on or before the dates specified herein, of the following conditions precedent:

A.            The approval by the Lessee of the lease currently in effect as of the date hereof of the East 1/2 of the Property, if the Lessee notifies the Lessor in writing within three (3) days after the date hereof that said lease is not acceptable to the Lessee, this Lease shall be rendered null and void and any security deposit previously deposited by the Lessee with the Lessor, and Lessee's share of any interest earned thereon pursuant to Paragraph 22 above, shall be immediately returned to the Lessee. If the Lessee fails to so notify the Lessor in writing within that time of its disapproval, said lease shall be considered as having been approved by the Lessee and this Lease shall continue in full force and effect.

B.            The approval by the Lessee of an inspection report as to the condition of the Property executed by an inspector or engineer of Lessee's choice and at Lessee's sole cost and expense. If the Lessee fails to notify the Lessor in writing within ten (10) days after the date hereof that said report is not acceptable to it, said report shall be considered as having been approved by Lessee and this Lease shall continue in full force and effect. However, if the Lessee does so notify the Lessor In writing within that time that said report is unacceptable to it, then Lessor shall have the right, within its sole discretion, to elect by written notice thereof to the Lessee, to either correct the defective conditions indicated in said report or to refuse to do so. If Lessor elects to refuse to correct said defective conditions, this Lease shall be rendered null and void and any security deposit previously deposited with the Lessor by the Lessee shall be immediately returned to the Lessee, unless Lessee elect to waive the correction of said defective conditions by notice thereof in writing to Lessor within three (3) days after receipt of Lessor's notice, in which latter event this Lease shall continue in full force and effect.  If Lessor elects to correct said defective conditions, it shall do so with all due diligence within a reasonable time and shall complete same on or before the date scheduled for the commencement of the term hereof. Provided, however, if said defective conditions can not be reasonably corrected on or before the date scheduled for the commencement of the term hereof, the term hereof shall commence on said scheduled date unless said defective conditions will materially interfere with Lessee's business operations to be conducted upon the premises, in which latter event the date scheduled for the commencement of the term hereof and the commencement of the payment of rent pursuant hereto shall be postponed until the completion of the correction of said defective conditions.  If, pursuant to the above provisions, said defective conditions have not been completed on or before the date scheduled for the commencement of the term hereof, but said term commences on said date, Lessor shall proceed to correct said defective conditions with all due diligence. Provided, however if they are not so corrected on or before August 31, 1991, Lessee shall have the right, to be exercised, if at all, by written notice thereof to Lessor on or before September 1, 1991 to terminate this Lease, thereby rendering same null and void without further liability by either party hereto to the other, except that any security deposit previously deposited by Lessee with Lessor, and Lessee's share of any interest earned thereon pursuant to Paragraph, 22 above, shall be immediately returned to Lessee.

C. The approval by the Lessor of the Lessee's plans and specifications for alterations, as referred to in Paragraph 32 above, within ten (10) days after the submission of same to Lessor by Lessee, which submission shall occur not later than ten (10) days after the date hereof. If the Lessor fails to notify the Lessee within said period of its disapproval of said plans and specifications, said plans and specifications shall be considered as having been approved by Lessor. However, if the Lessor does so notify the Lessee of its disapproval, then Lessee shall modify same and Lessor and Lessee shall cooperate each with the other and use all best efforts and due diligence to resolve any differences pertaining thereto prior to the scheduled commencement date of the tern hereof, so that said approval of Lessor can be granted prior to said commencement date.

D. The approval by the Lessee within twenty-one (21) days after the date hereof of a "Phase I" environmental audit of the Property, which audit shall be obtained by the Lessee at the sole cost and expense of Lessee. If the Lessee fails to notify the Lessor in writing within that period that said audit is not acceptable to it, said audit shall be considered as having been approved by Lessee and this Lease shall continue in full force and effect. However, if the Lessee does so notify the Lessor in writing within that time that said audit is unacceptable to it then all of the terms and provisions of Subparagraph B of this Paragraph 54 with regard to the correction or non-correction of the defective conditions referred to in the inspection report shall also apply to the correction or the non-correction of the defective conditions referred to in the said environmental audit.

55. Lessee shall indemnify, defend and hold Lessor harmless from any and all damage or injury to person or property resulting from the inspection and environmental audit referred to in Paragraph 54 above unless said damage or injury is proximately caused by the Lessor or the Lessor's agents, employees, or invitees,

56. Vacant possession of the premises shall be delivered by the Lessor to the Lessee on the date of the commencement of the term hereof. At the time of the delivery of said vacant possession to the Lessee, all debris, abnormal dust, and rubbish shall have been removed from the premises by the Lessor.

POOLS PRESS, INC., Lessee		HIGH TECH PARTNERS, AN ILLINOIS UNITED PARTNERSHIP, AS BENEFICIARY OP GLENVIEW STATE BANK T/U/T #961, Lessor

By:	/s/Val Sampson	By:	/s/